Exhibit 10.1

RETIREMENT AND TRANSITION AGREEMENT

THIS RETIREMENT AND TRANSITION AGREEMENT (this “Agreement”) is entered into effective as of January 1, 2018 by and between America’s Car Mart, Inc., an Arkansas corporation (the “Company”), and William H. Henderson (“Executive”).

WHEREAS, the Company is engaged in the business of the sale and financing of used vehicles (the “Company Business”);

WHEREAS, Executive has been employed by the Company for over thirty (30) years and served as its Chief Executive Officer for over ten (10) years, most recently pursuant to that certain Employment Agreement dated as of May 1, 2015 (the “Employment Agreement”);

WHEREAS, Executive previously notified the Company of his intention to retire as Chief Executive Officer of the Company effective December 31, 2017; and

WHEREAS, to facilitate a smooth and orderly transition in the management of the Company, Executive agrees to make himself available to provide services to the Company on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.            Retirement.

1.1              Retirement from Positions. Executive’s retirement from employment with the Company and its parent, subsidiaries and affiliates (collectively, the “Company Group”) is effective as of 11:59 p.m., Central Standard Time, on December 31, 2017 (such date, the “Retirement Date”). Such retirement from employment with the Company Group includes Executive’s voluntary retirement and resignation from the position of Chief Executive Officer of the Company and all other officer and employee positions held by Executive with the Company Group.

1.2              Release Agreement. Executive’s receipt of any payments and benefits pursuant to this Agreement (other than compensation payable for service as a non-employee director of the Company’s parent company pursuant to Section 2.2 (the “Director Fees”)) is subject to Executive’s signing and not revoking the Release Agreement substantially in the form attached hereto as Exhibit A (the “Release Agreement”); provided that the Release Agreement is effective within sixty (60) days following the date of this Agreement. No payments or benefits under this Agreement (other than the Director Fees) shall be paid or provided to Executive unless the Release Agreement becomes effective in accordance with the deadline specified in the preceding sentence.

2.            Director Services and Compensation.

2.1              Director Services. Executive’s retirement from employment with the Company Group as set forth in Section 1.1 does not affect his position as a director of the Company’s parent company, America’s Car-Mart, Inc., a Texas corporation (the “Parent Company”). Executive will continue to serve as a director of the Parent Company until his resignation or removal from such directorship, subject to his annual nomination by the Parent Company’s Board of Directors (the “Board”) (or a committee thereof) and election by the shareholders of the Parent Company to serve as a member of the Board.

2.2              Director Compensation. Effective as of the Retirement Date, Executive shall be eligible to receive an annual retainer of $40,000 for service as a non-employee director of the Parent Company and such other compensation, other than any stock options or restricted shares granted during the first two fiscal years following the Retirement Date, payable to non-employee directors as is determined from time to time by the Board. Executive’s retainer for service as a Parent Company director from the Retirement Date through the date of the Parent Company’s Annual Meeting in 2018 shall be pro rated to reflect the portion of the year in which Executive served as a non-employee director and shall otherwise be payable in accordance with the Parent Company’s past practice for compensation of its non-employee directors.

3.            Transition.

3.1              Consulting Period and Services. Commencing on the Retirement Date and ending on the second anniversary thereof (the “Consulting Period”), Executive shall make himself available to advise senior management and otherwise consult with the Company as reasonably requested by the Company from time to time (the “Consulting Services”); provided that the Consulting Services shall not exceed twenty percent (20%) of the average level of services that Executive performed during the 36-month period prior to the Retirement Date. The Company shall not control the manner or means by which Executive performs the Consulting Services, and Executive’s provision of the Consulting Services to the Company shall be non-exclusive.

3.2              Consulting Fee. In exchange for the Consulting Services, commencing on the Retirement Date, the Company agrees to pay Executive a monthly fee of $2,000 (the “Monthly Fee”) during the Consulting Period for a total fee of $48,000. Except as to the Monthly Fee, no other payment or benefits shall be due or payable to Executive for the Consulting Services. The Company may terminate Executive’s service as a consultant prior to the expiration of the Consulting Period for Cause (as defined below) by delivery of written notice to Executive, which notice shall effect termination immediately upon delivery of such written notice. In the event Executive’s service as a consultant is terminated for Cause, the Monthly Fee shall be prorated through the effective date of termination. In the event Executive’s service as a consultant is terminated by reason of Executive’s death, the Monthly Fee shall be paid through the month of termination. For purposes of this Agreement, “Cause” means the occurrence of any of the following:

(i)       the commission by Executive of any deliberate and premeditated act involving moral turpitude detrimental to the economic interests of the Company Group;

(ii)       the conviction of Executive of a felony;

(iii)      the willful failure or refusal of Executive to perform his duties hereunder (which failure or refusal persists after written notice from the Company to Executive complaining of such failure or refusal) or Executive’s gross negligence of a material nature in connection with the performance of such duties; or

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(vi)      Executive’s breach of any provision of this Agreement that is not cured within thirty (30) days subsequent to written notice from the Company to Executive of the breach.

3.3              Status as an Independent Contractor. In all matters relating to the Consulting Services, nothing under this Agreement shall be construed as creating any partnership, joint venture or agency between the Company and Executive or to constitute Executive as an agent, employee or representative of the Company. Executive shall act solely as an independent contractor and, as such, is not authorized to bind any member of the Company Group to third parties. Consequently, Executive shall not be entitled to participate during the Consulting Period in any of the employee benefit plans, programs or arrangements of the Company Group in his capacity as a consultant. The Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining workers’ compensation insurance on Executive’s behalf. The Company has not, is not and shall not be obligated to make, and it is the sole responsibility of Executive to make, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, federal or state unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive in connection with the provision of the Consulting Services. Executive agrees to indemnify and hold the Company harmless from and against any costs, fees, expenses, liabilities or penalties associated with any withholding taxes, FICA taxes, federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive for the Consulting Services. Executive shall not make any public statements concerning the Consulting Services that purport to be on behalf of the Company Group, in each case without prior consent from the Company.

4.             Special Retirement Bonus. In recognition of Executive’s contribution to the Company, and in consideration of the covenants incorporated herein and the waiver and release contained in the Release Agreement, the Company shall pay Executive a special retirement bonus equal to $1,100,000 in the aggregate in a lump sum (the “Retirement Bonus”). Executive’s receipt of the Retirement Bonus is subject to Executive’s (a) execution and non-revocation of the Release Agreement and (b) compliance with the obligations and covenants under this Agreement. The Retirement Bonus shall be paid to Executive on or before the 90th day following the date of this Agreement.

5.             Equity-Based Awards. All non-qualified stock options to purchase shares of Parent Company stock subject to time-based or performance-based vesting conditions (the “Awards”), granted to Executive prior to the Retirement Date shall continue to vest and, to the extent such Awards are or become vested, shall remain exercisable in accordance with the terms of the applicable Award agreements and the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan (the “Stock Option Plan”), subject to Executive’s continuous service (as defined in the Stock Option Plan) as a director of the Parent Company or as a consultant of the Company in accordance with the terms of this Agreement.

6.             Retirement Plans; Deferred Compensation; Insurance. Executive shall be entitled to receive his vested accrued benefits, if any, under the America’s Car-Mart, Inc. 401(k) Plan and the America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan in accordance with the terms and conditions of such plans. In addition, Executive shall continue to receive health insurance coverage under the Company’s employee and executive health insurance plans for a period of two years following the Retirement Date as a former executive officer who remains a director of the Parent Company, subject to Executive’s continued service as a Parent Company director. Such coverage shall include medical benefits only as in effect for Executive as of or immediately prior to the Retirement Date, and the Company will share the premium costs for such coverage in the same or similar proportion as prior to the Retirement Date. Commencing on January 1, 2018 (or earlier, if required by the terms of the Company’s life insurance policy), the Company shall no longer pay life insurance premiums on behalf of Executive.

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7.             No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA) or other applicable law, Executive shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit plans, programs or arrangements of the Company Group on or after the Retirement Date.

8.             Covenants and Agreements.

8.1              Non-Solicitation.

(a)       Customers. During Executive’s provision of Consulting Services pursuant to this Agreement and for one (1) year immediately following the cessation of Executive’s provision of Consulting Services for any reason, Executive shall not, on his own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise (except the Company), solicit, call upon, or attempt to solicit or call upon, any customer of the Company, or any representative of any customer of the Company with a view to selling or providing any product or service competitive with any product or service sold or provided by the Company in the Company Business, as defined herein, during the twelve (12) month period immediately preceding cessation of Executive’s provision of Consulting Services, provided that the restrictions set forth in this section shall apply only to customers of the Company, or representatives of customers of the Company with whom Executive had material contact during such twelve (12) month period. “Material contact” exists between Executive and each of the Company’s existing customers: (i) with whom Executive actually dealt for a business purpose while engaged by the Company or to further a business relationship between the customer and the Company; or (ii) whose business dealings with the Company were handled, coordinated or supervised by Executive or performed by Executive in whole or in part.

(b)        Employees. During Executive’s provision of Consulting Services and for one (1) year immediately following the cessation of Executive’s provision of Consulting Services for any reason, Executive will not solicit or in any manner encourage employees of the Company to leave the employ of the Company. The foregoing prohibition applies only to employees with whom Executive had material contact pursuant to Executive’s duties during the twelve (12) month period immediately preceding cessation of Executive’s provision of Consulting Services. “Material contact” means interaction between Executive and another employee of the Company: (i) with whom Executive actually dealt or worked with; or (ii) whose employment or dealings with the Company or services for the Company were handled, coordinated or supervised by Executive.

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8.2              Non-Disclosure.

(a)       TRADE SECRETS. Executive acknowledges that the Company owns and uses trade secrets as defined under applicable law. “Trade secret(s)” means information, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Executive further acknowledges that in the course of Executive’s provision of Consulting Services and in order to carry out Executive’s duties under this Agreement, Executive has or will become privy to the Trade Secrets of the Company. Accordingly, Executive shall not disclose, divulge, publish to others, or use for any purpose, except as necessary to perform Executive’s duties while engaged by the Company as a consultant, any Trade Secret of the Company without the prior written consent of the Company, for so long as such information shall remain a Trade Secret under applicable law.

(b)       CONFIDENTIAL INFORMATION. Executive acknowledges that in order to conduct its business, the Company owns and uses written and unwritten confidential information. “Confidential Information” means data and information relating to the business of the Company (which may not rise to the level of a Trade Secret under applicable law) which is or has been disclosed to Executive or of which Executive became aware as a consequence of or through Executive’s relationship with the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Executive further acknowledges that in the course of his provision of Consulting Services and in order to carry out his duties under this Agreement, Executive has or will become privy to Confidential Information of the Company. Accordingly, Executive agrees that while engaged as a consultant by the Company, and for a period of two (2) years from the conclusion of Executive’s provision of Consulting Services for any reason, Executive will not disclose, divulge, publish to others or use for any purpose any Confidential Information of the Company except to the extent necessary to perform his duties and responsibilities under this Agreement, without the prior written consent of the Company.

(c)       NOTICE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. Executive acknowledges that the Company hereby designates Trade Secrets and Confidential Information to include, by way of illustration but not limitation, confidential customer and prospective customer lists; information provided to the Company by its customers or clients or prospective customers or clients; customer preferences; client contacts; marketing plans, presentations and strategies; products; processes; designs; formulas; methods; clinical data; licenses; software; computer or electronic data disks or tapes; processes; research and plans for research; computer programs; methods of operations and costs data; contracts; personnel information; credit terms; financial information (including without limitation information regarding fee and pricing structures, assets, status of client accounts or credit); or any other information designated as a trade secret, confidential or proprietary by the Company.

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(d)       TREATMENT OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. Executive understands and agrees to treat whatever information the Company wants to protect from disclosure as genuinely “confidential”, i.e., restricting access by pass code, stamping hardcopies of customer lists “confidential,” and restricting access to the customer list to designated and appropriate personnel, and the like. Executive further agrees, as a consultant, to use his best efforts and the utmost diligence to guard and protect the Company’s Trade Secrets and Confidential Information from disclosure to any competitor, customer or supplier of the Company or any other person, firm, corporation or other entity, unless such disclosure has been specifically authorized by the Company in writing.

8.3              Non-Competition. Executive acknowledges that the Company is engaged in the Company Business as defined herein. Executive further acknowledges that the Company Business is primarily concentrated in and focused in Alabama, Arkansas, Georgia, Indiana, Iowa, Kentucky, Mississippi, Missouri, Oklahoma, Tennessee and Texas (hereinafter the “Territory”), and that Executive’s provision of Consulting Services under this Agreement is not limited to any particular area within that region but will be within and throughout the entire Territory, and rendered in connection with Company Business. Executive further agrees and acknowledges that because of his association with the Company and his access to Trade Secrets and confidential, proprietary information of the Company which relate to the Company Business as herein defined, Executive’s competition with the Company as or with a direct competitor in the same line of business as the Company would damage and impair the business of the Company. Therefore, during the term of his provision of Consulting Services and for a period of one (1) year from the conclusion of Executive’s provision of Consulting Services for any reason, Executive shall not, for himself or on behalf of any other person, firm, partnership, association, corporation, business organization, entity or enterprise, perform duties which are substantially similar to the duties or services performed by Executive on behalf of Company within the Territory for any business engaged in the Company Business as defined herein.

8.4              Ownership of Work Product. For purposes of this Agreement, “Work Product” shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, and other property rights, created or developed in whole or in part by Executive, relating to the Company Business whether prior to the date of this Agreement or in the future, either (i) while engaged as a consultant by the Company and that have been or will be paid for by the Company, or (ii) while engaged as a consultant by the Company (whether developed during working hours or not) and not otherwise the subject of a written agreement between the Company and Executive. All Work Product shall be considered work made for hire by Executive and owned by the Company. If any of the Work Product may not, by operation of law, be considered work made for hire by Executive for the Company, or if ownership of all rights, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Executive hereby assigns to the Company, and upon the future creation thereof automatically assigns to the Company without further consideration, the ownership of all Work Product. The Company shall have the right to obtain and hold in its own name patents, copyrights, registrations and any other protection available in the Work Product. Executive agrees to perform, during and after his provision of Consulting Services, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company’s ownership of the Work Product as reasonably requested by the Company.

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8.5              Return of Company Property. All Company property, including, but not limited to, equipment, devices, records, correspondence, documents, files, reports, studies, manuals, compilations, drawings, blueprints, sketches, videos, memoranda, computer software and programs, data or any other information, including Trade Secrets and Confidential Information (whether originals, copies or extracts, stored in any medium), whether prepared or developed by Executive or otherwise coming into Executive’s possession, whether maintained by Executive in the facilities of the Company, at Executive’s home, or at any other location, is, and shall remain, the exclusive property of the Company and shall be promptly delivered to the Company, with no copies or reproductions retained by Executive, in the event of termination of Executive’s service for any reason, or at any other time or times the Company may request. Upon termination of the Consulting Services for any reason, Executive agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

8.6              Reasonable Restrictions. Executive agrees and acknowledges that the restrictions contained in this Agreement are reasonable and necessary in order to protect the valuable proprietary assets, goodwill and business of the Company and that the restrictions will not prevent or unreasonably restrict his ability to earn a livelihood. Executive also agrees and acknowledges that if his provision of Consulting Services ends for any reason, Executive will be able to earn a livelihood without violating the restrictions contained in this Agreement and that Executive’s ability to earn a livelihood without violating said restrictions is an important reason in Executive choosing to sign this Agreement.

9.             Section 409A. This Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent. No expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, to the extent subject to the requirements of Section 409A, and no such right to reimbursement or right to in-kind benefits shall be subject to liquidation or exchange for any other benefit. For purposes of Section 409A, each payment in a series of installment payments provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. If amounts payable under this Agreement do not qualify for exemption from Section 409A at the time of Executive’s separation from service and therefore are deemed deferred compensation subject to the requirements of Section 409A on the date of such separation from service, then if Executive is a “specified employee” under Section 409A on the date of Executive’s separation from service, payment of the amounts hereunder shall be delayed for a period of six (6) months from the date of Executive’s separation from service if required by Section 409A. The accumulated postponed amount shall be paid in a lump sum within sixty (60) days after the end of the six-month period. If Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to Executive’s estate within sixty (60) days after the date of Executive’s death.

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10.          Miscellaneous.

10.1          Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

10.2          Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

America’s Car Mart, Inc.

802 S.E. Plaza Avenue, Suite 200

Bentonville, Arkansas 72712

Attn: Mr. Jeffrey A. Williams, Chief Executive Officer

with a copy to:

America’s Car Mart, Inc.

802 S.E. Plaza Avenue, Suite 200

Bentonville, Arkansas 72712

Attn: Mr. W. Brett Papasan, Chief Legal Officer

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If to Executive, to:

William H. Henderson

with a copy to:

Attention:

Either party may change its address for notices in accordance with this Section 10.2 by providing written notice of such change to the other party.

10.3          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

10.4          Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns. Executive shall not assign his interest in or delegate his duties under this Agreement. However, the Company is expressly authorized to assign this Agreement to one of its affiliates or subsidiaries upon written notice to Executive; provided that (a) the assignee assumes all of the obligations of the Company under this Agreement, (b) Executive’s role when viewed from the perspective of such assignee in the aggregate is comparable to such role immediately before the assignment, and (c) the Company, for so long as an affiliate of the assignee, remains secondarily liable for the financial obligations hereunder. The rights and obligations of the Company hereunder may also be assigned by operation of law in connection with a merger in which the Company is not the surviving corporation or in connection with the sale of substantially all of the assets of the Company; and in the latter event, such assignment shall not relieve the Company of its obligations hereunder.

10.5          Entire Agreement. This Agreement, including its incorporated Exhibits A and B, constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s retirement from employment or the other subject matters of this Agreement (other than the post-employment restrictive covenants set forth in the Employment Agreement, which shall remain in full force and effect) are superseded in their entirety by this Agreement.

10.6          Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

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10.7          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

10.8          Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

10.9          Duration. Notwithstanding the termination of Executive’s service as a consultant under this Agreement or as a director of the Parent Company, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement, and, in particular, the Executive shall continue to be bound by the covenants set forth in Section 8 of this Agreement.

10.10      Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed their names on January 8, 2018, and the Agreement shall be effective as of the day and year first above written.

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	President

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

/s/ William H. Henderson

William H. Henderson

(Signature Page to Retirement and Transition Agreement)

EXHIBIT A

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”), dated as of January 5, 2018, by and between America’s Car Mart, Inc., an Arkansas corporation (the “Company”), and William H. Henderson (“Executive”). Capitalized terms used herein but not defined shall have the meanings set forth in the Retirement and Transition Agreement, dated as of January 5, 2018 (the “Retirement Agreement”), by and between the Company and Executive.

WHEREAS, the Retirement Agreement sets forth the terms and conditions of Executive’s retirement from employment with the Company effective as of December 31, 2017; and

WHEREAS, the Retirement Agreement provides that, in consideration for certain payments and benefits payable to Executive in connection with his retirement, Executive shall fully and finally release the Company Group from all claims relating to Executive’s employment relationship with the Company and the termination of such relationship.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.             Release.

1.1              General Release. In consideration of the Company’s obligations under the Retirement Agreement and for other valuable consideration, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, directors and agents (collectively, the “Released Parties”) from any and all claims, actions and causes of action (collectively, “Claims”), including, without limitation, any Claims arising under any applicable federal, state, local or foreign law, that Executive may have, or in the future may possess arising out of (x) Executive’s employment relationship with and service as an employee or officer of the Company Group, and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the release set forth in this Section 1.1 shall not apply to (i) the obligations of the Company under the Retirement Agreement and (ii) the obligations of the Company to continue to provide director and officer indemnification to Executive as provided in the articles of incorporation, bylaws or other governing documents for the Company. Executive further agrees that the payments and benefits described in the Retirement Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Executive may have against the Company Group arising out of Executive’s employment relationship, Executive’s service as an employee or officer of the Company Group and the termination thereof. The provision of the payments and benefits described in the Retirement Agreement shall not be deemed an admission of liability or wrongdoing by the Company Group. This Section 1.1 does not apply to any Claims that Executive may have as of the date Executive signs this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 1.2 of this Agreement.

Exhibit A

1.2              Specific Release of ADEA Claims. In consideration of the payments and benefits provided to Executive under the Retirement Agreement, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, directors and agents from any and all Claims that Executive may have as of the date Executive signs this Agreement arising under ADEA. By signing this Agreement, Executive hereby acknowledges and confirms the following: (a) Executive was advised by the Company in connection with Executive’s retirement to consult with an attorney of Executive’s choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA; (b) Executive has been given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with an attorney of Executive’s choosing with respect thereto; and (c) Executive is providing the release and discharge set forth in this Section 1.2 only in exchange for consideration in addition to anything of value to which Executive is already entitled.

1.3              Representation. Executive hereby represents that Executive has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, directors, shareholders or agents.

2.             Cessation of Payments. In the event that Executive (a) files any charge, claim, demand, action or arbitration with regard to Executive’s employment, compensation or termination of employment under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Retirement Agreement or failure to honor the obligations set forth therein or (b) breaches any of the covenants or obligations contained in or incorporated into the Retirement Agreement, the Company shall be entitled to cease making any payments due pursuant to Sections 4 and 5 of the Retirement Agreement.

3.             Voluntary Assent. Executive affirms that Executive has read this Agreement, and understands all of its terms, including the full and final release of claims set forth in Section 1.1. Executive further acknowledges that (a) Executive has voluntarily entered into this Agreement; (b) Executive has not relied upon any representation or statement, written or oral, not set forth in this Agreement; (c) the only consideration for signing this Agreement is as set forth in the Retirement Agreement; and (d) this document gives Executive the opportunity and encourages Executive to have this Agreement reviewed by Executive’s attorney and/or tax advisor.

4.             Revocation. This Agreement may be revoked by Executive within the seven-day period commencing on the date Executive signs this Agreement (the “Revocation Period”). In the event of any such revocation by Executive, all obligations of the Company under the Retirement Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by Executive shall be effective unless it is in writing and signed by Executive and received by the Company prior to the expiration of the Revocation Period.

5.             Miscellaneous.

5.1              Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

Exhibit A

5.2              Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

America’s Car Mart, Inc.

802 S.E. Plaza Avenue, Suite 200

Bentonville, Arkansas 72712

Attn: Mr. Jeffrey A. Williams, Chief Executive Officer

with a copy to:

America’s Car Mart, Inc.

802 S.E. Plaza Avenue, Suite 200

Bentonville, Arkansas 72712

Attn: Mr. W. Brett Papasan, Chief Legal Officer

If to Executive, to:

William H. Henderson

with a copy to:

Attention:

Either party may change its address for notices in accordance with this Section 5.2 by providing written notice of such change to the other party.

5.3              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

5.4              Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and, in the case of a sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company, the Company’s assigns.

Exhibit A

5.5              Entire Agreement. This Agreement and the Retirement Agreement constitute the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s retirement from employment or the other subject matters of this Agreement (other than the post-employment restrictive covenants set forth in the Employment Agreement, which shall remain in full force and effect) are superseded in their entirety by this Agreement.

5.6              Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

5.7              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

5.8              Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

5.9              Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	President

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

/s/ William H. Henderson

William H. Henderson

(Signature Page to Release Agreement)